U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report: July 8, 2005

Axeda Systems Inc.
(Exact name of issuer as specified in its charter)

Delaware	000-26287	23-2763854
(State or Other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

21 Oxford Road, Mansfield, Massachusetts 02048
(Address and Zip Code of Principal Executive Offices)

(508) 337-9200
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 29, 2005, we entered into a letter of intent to sell our device relationship management (DRM) business and related assets to JMI Equity Fund V, L.P., or JMI, a Baltimore and San Diego based private equity firm that focuses exclusively on investments in the software and business services industries.

The letter of intent contemplates that JMI will purchase substantially all of the assets of our DRM business for a total of $7.0 million in cash plus the assumption of certain specified operating liabilities. The sale does not include the industrial automation products marketed as our “Supervisor” product family.

JMI’s obligation to acquire the DRM business is subject to JMI being satisfied with the results of its due diligence investigations, the negotiation and execution of definitive agreements, the execution by certain of our officers and directors of agreements to vote all of our outstanding voting securities beneficially owned by them in favor of the proposed transaction and any other matters related thereto and against any competing transaction or corporate action, our obtaining all required consents and other customary conditions. We intend to seek the approval of our stockholders to consummate the proposed transaction. It is anticipated that proxy materials regarding the proposed transaction will be sent to our stockholders next month, and that a stockholders’ meeting to approve the transaction will be held in September, 2005.

The consolidated balance sheet attached as an exhibit to the letter of intent filed as an exhibit to this Report should not be relied upon by our investors, customers, suppliers and others inasmuch as it is unaudited, it was prepared solely for the purposes of negotiating the sale transaction with JMI that is described in the letter of intent, and it was not prepared in accordance with generally accepted accounting principles.

In addition, JMI has committed to provide up to $1.5 million of bridge loans to us, of which $250,000 was advanced on July 8, 2005.  The bridge loans bear interest at the rate of 7% per annum and are secured by security interests in the assets of our DRM business.  Pursuant to the terms of a subordination agreement which Laurus Master Fund, Ltd., or Laurus, the holder of a senior security interest in the assets of our DRM business, has entered into with JMI and us, Laurus has agreed to subordinate its right to payment of the note we issued to it, and its security interest in those assets, so that JMI holds a senior secured lien therein to the extent of the first $600,000 of bridge loans that JMI provides to us.  With respect to the $900,000 balance of the bridge loans that JMI has committed to provide to us, its security interest in the assets of our DRM business will be paripassu with the security interest held by Laurus in the same assets.

On July 14, 2005, we issued a press release reporting our execution of the letter of intent, and our receipt of the first $250,000 of bridge loan financing from JMI. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

(a)	Financial Statements — none
(b)	Pro forma financial information — none
(c)	Exhibits

Number	Description

10.26	Letter of Intent dated June 29, 2005 between Axeda Systems, Inc. and JMI Equity Fund V, L.P.

10.27	Senior Secured Bridge Note Purchase Agreement dated as of July 8, 2005 by and among Axeda Systems Inc., Axeda Systems Operating Company, Inc., JMI Equity Fund V, L.P. and JMI Equity Fund V (AI), L.P.

10.28	Security Agreement dated as of July 8, 2005 by and among Axeda Systems Inc., Axeda Systems Operating Company, Inc. JMI Equity Fund V, L.P., and JMI Equity Fund V (AI), L.P.

10.29	Subsidiary Guaranty dated July 8, 2005 granted by Axeda Systems Operating Company, Inc. in favor of JMI Equity Fund V, L.P., and JMI Equity Fund V (AI), L.P.

10.30
Grant of Security Interest in Patents and Trademarks dated as of July 8, 2005 made by Axeda Systems Inc., Axeda Systems Operating Company, Inc. and Axeda IP, Inc. to JMI Equity Fund V, L.P. and JMI Equity Fund V (AI), L.P.

10.31
Amendment No. 1 to Security Agreement entered into and effective as of July 13, 2005 by and among Axeda Systems Inc., Axeda Systems Operating Company, Inc., Axeda IP, Inc., JMI Equity Fund V, L.P. and JMI Equity Fund V (AI), L.P.

10.32
Amendment No. 1 to Subsidiary Guaranty entered into and effective as of July 13, 2005 by and among Axeda Systems Operating Company, Inc., Axeda IP, Inc., JMI Equity Fund V, L.P. and JMI Equity Fund V (AI), L.P.

10.33	Subordination Agreement dated as of July 8, 2005 by and among Axeda Systems Inc., JMI Equity Fund V, L.P., and JMI Equity Fund V (AI), L.P. and Laurus Master Fund, Ltd.

99.1	Press Release dated July 14, 2005 regarding the Letter of Intent entered into by the Company and JMI, and Bridge Financing Loans that JMI has Committed to make to the Company

Signature

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Axeda Systems Inc.

Dated: July 14, 2005	By:	/s/ Dale Calder
Dale Calder, President